UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2007
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	0-19517 (Commission File Number)	23-2835229 (IRS Employer Identification No.)
2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)
717-757-7660
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Approval of the Amended and Restated Cash Bonus Plan
     On June 19, 2007 at the 2007 Annual Meeting of Shareholders of The Bon-Ton Stores, Inc. (the “Company”), the Company’s shareholders approved the amendment and restatement of the Company’s Cash Bonus Plan (the “Plan”). Approval of the amendment and restatement of the Plan required the affirmative vote of a majority of the votes cast by holders of the Company’s common stock and Class A common stock. Upon such approval, the amendment and restatement of the Plan was deemed effective as of February 1, 2007.
     The purpose of the amendment and restatement of the Plan was to increase the maximum individual bonus available under the Plan from $1,500,000 to $5,000,000 and from two times base salary to three times base salary of an eligible participant. As a result of the shareholders’ approval of the amendment and restatement of the Plan, the maximum amount that can be paid to any one participant under the Plan with respect to any one fiscal year is three times his or her base salary in effect for the relevant year, but in no event may any such bonus exceed $5,000,000.
     The foregoing summary is qualified in its entirety by the full text of the amended and restated Plan, filed as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
     10.1 The Bon-Ton Stores, Inc. Amended and Restated Cash Bonus Plan (Incorporated by reference to Appendix A to the Proxy Statement on Schedule 14A filed on May 4, 2007.)

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President, Chief Financial Officer and Principal Accounting Officer

Dated: June 20, 2007